EXHIBIT 23.2

CONSENT OF
MALEA FARSAI, ESQ.

     I hereby consent to reference to me under the caption “Experts” in this Registration Statement on Form SB-2 (Registration No. 333-109703) and in the related Prospectus.

/s/ Malea Farsai
Malea Farsai
General Counsel
NetSol Technologies, Inc.
Calabasas, California
Date: January 8, 2004